Exhibit 99.1

Immunome Announces Proposed Public Offering of Common Stock

January 29, 2025

BOTHELL, Wash. – Immunome, Inc. (“Immunome”) (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced its plans to commence an underwritten public offering, subject to market and other conditions, to issue and sell $125.0 million of shares of its common stock. All of the shares are being offered by Immunome. In connection with the proposed offering, Immunome expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the public offering. There can be no assurance as to whether or when the proposed offering may be completed or as to the actual size or terms of the proposed offering.

J.P. Morgan, TD Cowen, Leerink Partners and Guggenheim Securities are acting as joint book-running managers for the proposed offering. Wedbush PacGrow is acting as lead manager for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2024 and automatically became effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained, when available, from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com; or Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted therapies designed to improve outcomes for cancer patients. We are advancing an innovative portfolio of therapeutics, drawing on leadership that previously played key roles in the design, development, and commercialization of cutting-edge targeted cancer therapies, including antibody-drug conjugate therapies (ADCs). Our most advanced pipeline programs are varegacestat (formerly AL102), a gamma secretase inhibitor which is currently in a Phase 3 trial for treatment of desmoid tumors, IM-1021, a ROR1 ADC with an active IND, and IM-3050, a FAP-targeted radioligand, which is the subject of an IND expected to be submitted in the first quarter of 2025. Our pipeline also includes IM-1617, IM-1335, and IM-1340, all of which are preclinical ADCs pursuing undisclosed targets with expression in multiple solid tumors.

Forward-Looking Statements

Statements contained in this press release regarding Immunome’s expectations regarding the offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, Immunome’s expectations regarding the completion, timing and size of the proposed offering and with respect to granting the underwriters a 30-day option to purchase additional shares, are based upon Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market conditions, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the proposed offering, Immunome’s ability to complete the proposed offering, and the risks and uncertainties inherent in Immunome’s business. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Immunome’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Immunome’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the offering to be filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Immunome undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

Max Rosett

Chief Financial Officer

mrosett@immunome.com